UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-54368 (Commission File Number)	26-1574051 (I.R.S. Employer Identification No.)

1002 Sherbrooke West, Suite 1430

Montreal, Quebec H3A 3L6

(Address of principal executive offices with Zip Code)

514-416-4764

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into Material Definitive Agreement.

The Termination, General Release and Settlement Agreement (the “Settlement Agreement”) among ROI Land Investments Ltd. (the “Company”), the Company’s subsidiaries and Dr. Sami Chaouch, entered into on May 18, 2017, is described in Item 5.02 below.

ITEM 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2017, Dr. Sami Chaouch, pursuant to the Settlement Agreement referred to in Item 1.01 above, resigned as Chief Executive Officer and as a member of the Board of Directors of ROI Land Investments Ltd. (the “Company”). The resignation came as a result of an impasse between the Board of Directors and Dr. Chaouch with respect to the manner of running the Company. Mr. Martin Scholz, who as reported in the Company’s Form 8-K/A filed on May 9, 2017, was appointed to the Board and named Executive Vice President on April 18, 2017, was named Chief Executive Officer, replacing Dr. Chaouch.

The Settlement Agreement provides, among other things, that Dr. Chaouch surrender the 100,000 shares of the Company’s Series A Preferred Shares owned by him and terminate his existing Consulting Agreement and any rights for past or future payments thereunder and any other agreements with the Company and its subsidiaries (or third parties relating to the Company) in exchange for 1,000,000 shares of the Company’s Series B Preferred Shares and provision by the Company of a $5,000,000 three-year term life insurance policy. The foregoing summary is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which is set forth as Exhibit 10.1 to this Form 8-K and made a part hereof.

On May 22, 2017, Mr. Stéphane Boivin, who as reported in the Company’s Form 8-K/A filed on May 9, 2017, is currently serving as the Company’s Project Manager, was named the Company’s Chief Operating Officer and appointed as a member of the Board of Directors. Mr. Sebastien Cliche who was serving as the Company’s President and Chief Operating Officer and a member of the Board of Directors will continue serving as the Company’s President and member of the Board of Directors.

Prior to joining the Company in 2017, Mr. Boivin was the Chief Executive Officer of Nordica Developments, a real estate development company, from February 2005. The Company’s Form 8-K/A filed on May 9, 2017 describes in more detail Mr. Boivin’s experience.

Mr. Boivin’s compensation for serving as Chief Operating Officer has not been determined and will be disclosed by amendment to this Form 8-K, as provided in Instruction 2 of Instructions to 5.02, within four business days after it has been determined.

ITEM 9 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Termination, General Release and Settlement Agreement, dated May 18, 2017.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2017	ROI LAND INVESTMENTS LTD.

	By:	/s/ Martin Scholz
Martin Scholz
Chief Executive Officer

3